CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 24, 1995 appearing on page F-2 of Westwood One, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.


PRICE WATERHOUSE LLP
Century City, CA
November 15, 1995




































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